                                                                    EXHIBIT 10.1




                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             PATTERSON ENERGY, INC.

                       PATTERSON DRILLING COMPANY LP, LLLP

                                       AND

                                KENNETH REYNOLDS

                                       AND

                                  GARY CHAPPELL


                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
ARTICLE I - THE STOCK PURCHASE

   SECTION 1.1           The Stock Purchase.......................................................................1
   SECTION 1.2           Purchase Consideration...................................................................1
   SECTION 1.3           Adjustments for Closing Date Working Capital.............................................2
   SECTION 1.4           Closing..................................................................................2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF PEC AND PDC

   SECTION 2.1           Organization, Standing and Power.........................................................3
   SECTION 2.2           Authority; Non-Contravention.............................................................3
   SECTION 2.3           Capital Structure........................................................................4
   SECTION 2.4           SEC Documents............................................................................4
   SECTION 2.5           Brokers..................................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

   SECTION 3.1           Organization, Standing and Power.........................................................5
   SECTION 3.2           Capital Structure........................................................................5
   SECTION 3.3           Ownership of Company Stock...............................................................5
   SECTION 3.4           Authority; Non-Contravention.............................................................6
   SECTION 3.5           Financial Statements.....................................................................6
   SECTION 3.6           Absence of Material Adverse Change.......................................................7
   SECTION 3.7           Taxes....................................................................................7
   SECTION 3.8           Real and Personal Property; Title Thereto................................................7
   SECTION 3.9           Accounts Receivable......................................................................8
   SECTION 3.10          Liabilities..............................................................................8
   SECTION 3.11          Insurance................................................................................8
   SECTION 3.12          Contracts and Other Agreements...........................................................8
   SECTION 3.13          Records..................................................................................8
   SECTION 3.14          Transactions with Affiliates.............................................................8
   SECTION 3.15          Employee Benefit Plans; Employment Agreements............................................9
   SECTION 3.16          Labor Matters............................................................................9
   SECTION 3.17          Environmental Matters....................................................................9
   SECTION 3.18          Litigation..............................................................................11
   SECTION 3.19          Governmental Licenses and Permits; Compliance with Law..................................11
   SECTION 3.20          Brokers.................................................................................11
   SECTION 3.21          Bank Accounts...........................................................................11
   SECTION 3.22          Distributions to Stockholders of the Company............................................12
   SECTION 3.23          Workers' Compensation Claims............................................................12
   SECTION 3.24          Loans or Advances to Stockholders.......................................................12



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
ARTICLE IV - ADDITIONAL AGREEMENTS

   SECTION 4.1           Fees and Expenses.......................................................................12
   SECTION 4.2           Reasonable Efforts......................................................................12
   SECTION 4.3           Public Announcements....................................................................12
   SECTION 4.4           Stockholders Indemnification............................................................13
   SECTION 4.5           Repayment of Bank Debt..................................................................13
   SECTION 4.6           Repayment of Stockholders Indebtedness to the Company...................................13
   SECTION 4.7           Certain Tax Matters.....................................................................13

ARTICLE V - CONDITIONS PRECEDENT TO THE STOCK PURCHASE

   SECTION 5.1           Conditions to Each Party's Obligation to Effect the Stock Purchase......................14
   SECTION 5.2           Conditions to Obligation of the Stockholders to Effect
                         the Stock Purchase......................................................................15
   SECTION 5.3           Conditions to Obligations of PEC and PDC to Effect the Stock Purchase...................15

ARTICLE VI - POST CLOSING COVENANTS

   SECTION 6.1           Sale of Assets to Stockholders..........................................................17
   SECTION 6.2           Registration Statement..................................................................18

ARTICLE VII - GENERAL PROVISIONS

   SECTION 7.1           Notices.................................................................................18
   SECTION 7.2           Interpretation..........................................................................19
   SECTION 7.3           Counterparts............................................................................19
   SECTION 7.4           Entire Agreement; No Third-Party Beneficiaries..........................................19
   SECTION 7.5           Governing Law...........................................................................19
   SECTION 7.6           Assignment..............................................................................19
   SECTION 7.7           Severability............................................................................20
   SECTION 7.8           Enforcement of This Agreement...........................................................20

Annex A        Asset Purchase Agreement
Annex B        Registration Rights Agreement
Annex C        Investment Representation Letter
Annex D-1      Non-Competition Agreement - K Reynolds
Annex D-2      Non-Competition Agreement - G Chappell
Annex E-1      Selling Stockholder Questionnaire - K Reynolds
Annex E-2      Selling Stockholder Questionnaire - G Chappell



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
                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of March 31, 2000 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY LP, LLLP ("PDC"), a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC, Kenneth Reynolds ("K Reynolds"), and Gary Chappell ("G Chappell"), each of whom is an individual residing in the State of Texas (K Reynolds and G Chappell are collectively referred to herein as the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Stockholders beneficially own all of the outstanding common stock, no par value ("WEK Stock"), of WEK Drilling Company, Inc., a New Mexico corporation ("WEK");

         WHEREAS, PDC desires to purchase, and the Stockholders desire to sell, all of the outstanding WEK Stock (the "Stock Purchase") for the consideration set forth and provided for herein; and

         WHEREAS, PEC and PDC, on the one hand, and the Stockholders, on the other, desire to make certain representations, warranties and agreements in connection with the Stock Purchase.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               THE STOCK PURCHASE

         SECTION 1.1 The Stock Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.4 below) provided herein, PDC shall purchase from the stockholders of WEK, and the Stockholders shall sell, or cause to be sold, to PDC, all of the outstanding shares of WEK Stock.

         SECTION 1.2 Purchase Consideration. As consideration for all of the outstanding shares of WEK Stock, PDC agrees to pay or deliver to the Stockholders at the Closing a combination of cash and shares of common stock of PEC (the "PEC Shares") to be paid as follows: a total of $5,660,000 cash (the "Cash Portion") and $1,540,000 in PEC Shares, with the number of such shares to be equal to the quotient of the average of the closing price of Patterson's common stock over the five business day period ending on the last business day next preceding the Closing (as defined below) divided into $1,540,000. For example, if the average price is $20, the number of PEC Shares would be 150,000 shares, or if the average price is $10, the number of PEC Shares would be 300,000 shares (the "Stock Portion," and collectively with the Cash Portion, the "Purchase Consideration"). The Purchase Consideration comprised of PEC Shares shall be issued to the Stockholders at Closing in the following amounts: 47,324 PEC Shares to K Reynolds and 5,676 PEC Shares to G Chappell. The Cash

Portion of the Purchase Consideration shall be paid to the Stockholders at the Closing in the following amounts: $4,745,000 to K Reynolds and $915,000 to G Chappell.

         SECTION 1.3 Adjustments for Closing Date Working Capital.

                  (a) Not less than three business days prior to the Closing, WEK will deliver to PEC an estimate of the components of its working capital as of the Closing, determined on an accrual basis in accordance with generally accepted accounting principles (including provisions for current and deferred income tax) consistently applied ("GAAP") (the "Estimated Closing Date Working Capital"). To the extent that the Estimated Closing Date Working Capital is less than $1,150,000, such difference (the "Estimated Closing Date Working Capital Deficiency") shall be deducted from the Cash Portion of the Purchase Consideration to be paid to the Stockholders pursuant to Section 1.2.

                  (b) As promptly as practicable (but in no event later than 30 business days after the Closing Date), the Stockholders shall deliver to PDC (i) a balance sheet of WEK dated as of the close of business on the Closing Date (the "Closing Date Balance Sheet") prepared in accordance with GAAP, and (ii) an accompanying closing statement (the "Closing Statement") reasonably detailing the Stockholders' determination of WEK's aggregate net worth as of the Closing Date (the "Closing Date Working Capital"). PDC must, within 30 business days after PDC's receipt of the Closing Date Balance Sheet and the Closing Statement, give written notice (the "Notice") to Stockholders specifying in reasonable detail PDC's objections, if any, with respect thereto, including, without limitation, any objections relating to the Stockholders' determination of the Closing Date Balance Sheet and the Closing Date Working Capital. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the 10 business day period (the "Resolution Period") after the date of the Stockholders' receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five business days after the expiration of the Resolution Period, all unresolved disputes shall be submitted to a mutually agreed upon independent accountant (the "Independent Accountant") who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within 15 business days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party that the Independent Accountant determines is the non-prevailing party.

                  (c) To the extent the Closing Date Working Capital is less than $1,150,000, the Stockholders, jointly and severally, agree to pay such deficiency (together with interest at the rate of nine percent (9%) per annum from the Closing Date until paid) to PDC within five business days after its final determination pursuant to this Section 1.3.

         SECTION 1.4 Closing. The closing of the Stock Purchase (the "Closing") shall take place at 9:00 a.m., local time, on the date of this Agreement at the offices of WEK in Roswell, New Mexico, or at such other time and place as PDC and the Stockholders shall agree. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."



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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PEC AND PDC

         PDC represents and warrants to the Stockholders as follows:

         SECTION 2.1 Organization, Standing and Power. PEC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and PDC is a registered limited liability limited partnership duly organized, validly existing and in good standing in the State of Delaware. Each of PEC and PDC has the requisite corporate or limited partnership (as the case may be) power and authority to carry on its business as now being conducted, and is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on PEC. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC, PDC or WEK, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC, PDC and the subsidiaries of PEC taken as a whole or WEK, as the case may be.

         SECTION 2.2 Authority; Non-Contravention. Each of PEC and PDC has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. The execution and delivery by each of PEC and PDC of this Agreement and the consummation by each of PEC and PDC of the Stock Purchase have been duly authorized by all necessary corporate action on the part of PEC and PDC, as the case may be. This Agreement has been duly executed and delivered by PEC and PDC and (assuming the valid authorization, execution and delivery of this Agreement by WEK) constitutes a valid and binding obligation of PEC and PDC enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC or PDC under, any provision of (i) the Certificate of Incorporation or Bylaws of PEC and the Certificate of Limited Partnership or the Amended and Restated Agreement of Limited Partnership of PDC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PDC or PEC, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rig, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PEC or PDC, materially impair the ability of PEC or PDC to perform its obligations hereunder or prevent the consummation of any



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of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PEC or PDC in connection with the execution and delivery of this Agreement by PEC or PDC or is necessary for the consummation by PEC or PDC of the Stock Purchase, except for (i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Texas, and (iii) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on either PEC or PDC, materially impair the ability of PEC or PDC to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

         SECTION 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of common stock, par value $0.01 per share ("PEC Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on December 31, 1999, (i) 32,675,678 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and
(ii) no shares of PEC Preferred Stock are issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. All shares of PEC Common Stock issuable pursuant to the Stock Purchase in accordance with this Agreement, will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         SECTION 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1998 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries, including PDC) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         SECTION 2.5 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC or PDC.



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                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The Stockholders jointly and severally represent and warrant to PEC and PDC as follows:

         SECTION 3.1 Organization, Standing and Power. WEK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico and has the requisite corporate power and authority to carry on its business as now being conducted. WEK has no subsidiaries. WEK is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

         SECTION 3.2 Capital Structure. The authorized capital stock of WEK consists of 10,000 shares of WEK Stock, of which 2,500 shares are issued and outstanding. All outstanding shares of WEK Stock are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which WEK is a party or by which it is bound obligating WEK to issue, additional shares of capital stock of WEK.

         SECTION 3.3 Ownership of WEK Stock. Section 3.3 of the disclosure schedule of the Stockholders dated as of the date of this Agreement, previously delivered to PDC (the "Stockholders Disclosure Schedule") sets forth a true and correct list of the ownership of WEK Stock by the Stockholders. Each of the Stockholders is the record and beneficial owner of the shares listed as owned by him in Section 3.3 of the Stockholders Disclosure Schedule and holds such WEK Stock free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws), taxes, Liens (as defined below in this Section), options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither of the stockholders of WEK is a party to (i) any option, warrant, purchase right, or other contract or commitment that could require him/her to sell, transfer, or otherwise dispose of any WEK Stock (other than pursuant to this Agreement) or (ii) any voting trust, proxy, or other agreement or understanding with respect to WEK Stock. For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

         SECTION 3.4 Authority; Non-Contravention. Each of the Stockholders has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. This Agreement has been duly executed and delivered by the Stockholders and (assuming the valid authorization, execution and delivery of this Agreement by PEC and PDC) constitutes a valid and binding obligation of each of the Stockholders enforceable against him/her in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Stock Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both)



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

under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of WEK under, any provision of (i) the Articles of Incorporation or By-laws of WEK (true and complete copies of which as of the date hereof have been delivered to PDC), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to WEK or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WEK or any of its respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on WEK, materially impair the ability of WEK to perform its obligations hereunder or prevent the consummation of the Stock Purchase. Except as set forth on Section 3.4 of the Stockholders Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to any of the Stockholders or WEK in connection with the execution and delivery of this Agreement by the Stockholders or is necessary for the consummation by the Stockholders of the Stock Purchase or any other transaction contemplated by this Agreement. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is or, as far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of WEK.

         SECTION 3.5 Financial Statements. Included in Section 3.5 of the Stockholders Disclosure Schedule are the following unaudited financial statements (collectively, the "WEK Financial Statements") of WEK: (i) balance sheets as of March 31, 1999 and February 29, 2000; and (ii) statements of income for (x) each of the four years in the period ended March 31, 1999, and (y) the 11-month and one-month periods ended February 29, 2000, respectively.

         Except as may be set forth in Section 3.5 of the Stockholders Disclosure Schedule, the WEK Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with accrual tax basis accounting consistently applied, and (c) present fairly the financial condition of WEK at the dates presented and the results of operations of WEK for the periods covered. There does not, and there will not be at Closing, exist any fact, event, condition or claim known to any of the Stockholders which would cause a Material Adverse Change in the WEK Financial Statements as presented other than as set forth therein.

         SECTION 3.6 Absence of Material Adverse Change. Except as otherwise set forth in Section 3.6 of the Stockholders Disclosure Schedule, there has not been any Material Adverse Change with respect to WEK since December 31, 1999.

         SECTION 3.7 Taxes. Except as otherwise set forth in Section 3.7 of the Stockholders Disclosure Schedule: (i) all Tax Returns required to be filed by WEK have been filed or extensions have been validly obtained; (ii) Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid or extensions have been duly obtained or such taxes have been adequately provided for on WEK's balance sheet or are being timely and properly contested; (iv) WEK has not waived any statute of limitations in respect of Taxes of WEK; (v) none of the Tax Returns



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

referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state taxing authority; (vi) no issues regarding any of the Tax Returns referred to in clause (i) have been raised in writing by the relevant taxing authority; (vii) no deficiencies have been asserted or assessments made with regard to any of the Tax Returns referred to in clause (i) by a taxing authority; (viii) WEK has made available to PDC correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by WEK; (ix) WEK is not currently, and has not been for at least the past 12 years, an S corporation pursuant to
Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         SECTION 3.8 Real and Personal Property; Title Thereto. Set forth in
Section 3.8 of the Stockholders Disclosure Schedule is a complete and accurate schedule of all real and personal property owned or leased by WEK having an individual fair market value in excess of $10,000, and other than the real and personal property to be resold to Kenneth Reynolds immediately following the Closing Date as provided in Section 6.1 of this Agreement. Except as set forth in Section 3.8 of the Stockholders Disclosure Schedule, WEK has good and, with respect to real property, indefeasible title to all of such real property and personal property, subject to no Liens except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith, and (ii) any Liens arising by operation of law securing obligations not yet overdue. Any real or personal property held by WEK under lease are held under valid and enforceable leases which will continue in full force and effect immediately after the Closing Date; WEK is not in default with respect to any such lease.

         SECTION 3.9 Accounts Receivable. Set forth in Section 3.9 of the Stockholders Disclosure Schedule is a complete and accurate schedule of the accounts receivable of WEK as of December 31, 1999, as reflected in the balance sheet as of that date included in WEK Financial Statements, together with an accurate aging of those accounts. To the best knowledge of the Stockholders, the accounts described in Section 3.9 have been collected in full, or are collectible at their full amounts.

         SECTION 3.10 Liabilities. There are no liabilities of WEK of any kind, whether contingent or fixed, other than (i) liabilities disclosed or provided for in the balance sheet of WEK as of March 31, 1999 included in the WEK Financial Statements or disclosed in Section 3.10 of the Stockholders Disclosure Schedule, or (ii) liabilities incurred in the ordinary course of business since March 31, 1999, none of which, either individually or in the aggregate, may be reasonably expected to be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of WEK.



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

         Section 3.11 Insurance. Set forth in Section 3.11 of the Stockholders Disclosure Schedule is an accurate and complete list and brief description of all policies of fire and extended coverage, liability, worker compensation and other forms of similar insurance or indemnity bonds held by WEK. WEK is not in default in any material respect with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion, which failure would materially adversely affect the condition (financial or otherwise), results of operations, assets, liabilities or business of WEK.

         Section 3.12 Contracts and Other Agreements. Except as disclosed on
Section 3.12 of the Stockholders Disclosure Schedule, WEK is not a party to or bound by any written or oral (i) employment, agency, consulting or similar contract which cannot be terminated upon 30 days' notice without liability to WEK, (ii) lease, whether as lessor or lessee, with respect to any real or personal property, (iii) contract or commitment involving more than $10,000 a year; (iv) credit agreements; (v) guarantee, suretyship, indemnification or contribution agreement, (vi) drilling contracts or purchase orders, or (vii) other contracts not made in the ordinary course of business.

         Section 3.13 Records. The stock record books and minute books of WEK are complete and correct in all material respects, and record all transactions required to be set forth concerning all proceedings, consents, actions and meetings of the stockholders and the Board of Directors of WEK.

         Section 3.14 Transactions with Affiliates. Except as otherwise set forth in 3.14 of the Stockholders Disclosure Schedule, no Affiliate (as hereinafter defined) has any direct or indirect interest in or owns directly or indirectly any asset or right owned by or used in the conduct of the contract drilling business of WEK or is party to any contract, lease, agreement, arrangement or commitment used in such business.

                  "Affiliate" as used in this Section 3.14 means a person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under, control with WEK. For purposes of this definition, the officers, directors and stockholders of WEK shall be deemed Affiliates.

         Section 3.15 Employee Benefit Plans; Employment Agreements. WEK has no employee benefit plans, programs, employment agreements or severance agreements or other arrangements of any kind for the benefit of any current or former employee, officer or director of WEK other than a group medical plan ("Group Plan") under which WEK pays 60% and employees pay 40%. The Group Plan: (i) is not a multi-employer plan within the meaning of ERISA; (ii) does not promise or provide retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) does not require qualification under Section 401(a) of the Code; (iv) is not subject to Title IV of ERISA; and (v) has been operated in all respects in accordance with its terms and the requirements of applicable law.

         Section 3.16 Labor Matters. (i) WEK is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of any of the Stockholders, threatened, with regard to employees of WEK; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of any of the Stockholders, threatened against WEK; (iv) as of the date hereof, no representation question exists, nor to the knowledge of any of the Stockholders are there any campaigns being conducted to solicit cards from the employees of WEK to authorize representation by a labor organization; (v) WEK is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of WEK; (vi) WEK has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) except as disclosed in Section 3.16 of the Stockholders Disclosure Schedule, WEK is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on WEK.

         Section 3.17 Environmental Matters.

                  (a) Except with respect to oil and gas wells in which WEK currently owns an interest (as to which the Stockholders make no representation or warranty under this Section 3.17), and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on WEK, to the actual knowledge of the Stockholders:

                           (i) WEK holds, and is in compliance with and has been
                  in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by WEK with Environmental Laws;

                           (ii) no modification, revocation, reissuance,
                  alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by WEK of the transactions contemplated hereby or the operation of the business of WEK on the date of the Closing;

                           (iii) WEK has not received any Environmental Claim,
                  nor has any Environmental Claim been threatened against WEK;

                           (iv) WEK has not entered into, agreed to or is not
                  subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                           (v) there are no circumstances that are reasonably
                  likely to give rise to liability under any agreements with any person pursuant to which WEK would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                           (vi) there are no other circumstances or conditions
                  that are reasonably likely to give rise to liability of WEK under any Environmental Laws.

                  (b) For purposes of this Agreement, the terms below shall have the following meanings:

                  "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to WEK asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of WEK under any Environmental Law.

                  "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for WEK to conduct its operations as presently conducted.

                  "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                  "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

         Section 3.18 Litigation. Except as set forth in Section 3.18 of the Stockholders Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholders, threatened against WEK at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on WEK or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of WEK to perform its obligations hereunder or to consummate the Stock Purchase, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which WEK is subject that would have a Material Adverse Effect on WEK or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of WEK to perform its obligations hereunder or to consummate the Stock Purchase.

         Section 3.19 Governmental Licenses and Permits; Compliance with Law. WEK has not received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on WEK. The conduct of the business of WEK complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on WEK.

         Section 3.20 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WEK.

         Section 3.21 Bank Accounts. A complete list of each bank account maintained by WEK, including safe deposit boxes maintained by WEK, the account balances and the names of the persons authorized to draw down upon or have access thereto is set forth in Section 3.21 of the Stockholders Disclosure Schedule.

         Section 3.22 Distributions to Stockholders of WEK. WEK, since December 31, 1999, has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to any of the stockholders of WEK other than regular monthly salaries in amounts consistent with past practice and a $70,000 bonus in the ordinary course of business.

         Section 3.23 Workers' Compensation Claims. Except as set forth in
Section 3.18 of the Stockholders Disclosure Schedule, there are no workers' compensation claims pending or, to the knowledge of the Stockholders, threatened against WEK.

         Section 3.24 Loans or Advances to Stockholders. There are no outstanding loans or advances from WEK to any persons, other than $160,000 of advances to Kenneth Reynolds.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         Section 4.1 Fees and Expenses. All costs and expenses incurred by PEC and PDC in connection with this Agreement and the transactions contemplated hereby shall be paid by PEC and PDC; such costs and expenses (including legal and accounting fees) incurred by the Stockholders or WEK not to exceed a total of $30,000 shall be paid by WEK.

         Section 4.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

         Section 4.3 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, PEC and PDC, on the one hand, and the Stockholders, on the other, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

         Section 4.4 Stockholders Indemnification.

                  (a) After the Closing Date, the Stockholders shall jointly and severally indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of PEC or PDC), but after giving effect to insurance recoveries, if any, relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of the Stockholders under this Agreement. Any written notice of claim for indemnification shall be given to K Reynolds, as representative of the Stockholders, by PEC or PDC within 30 days after it has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of the Stockholders, which may give rise to a claim for indemnification. This indemnification provided for in this Section 4.4(a) shall terminate and be of no further force and effect two years from the Closing Date, except (i) as to any representation or warranty as to which a written notice of claim for indemnification has been given to K Reynolds, as representative of the Stockholders, prior to the expiration of such two-year period; and (ii) for a claim for indemnification for unpaid or undisclosed federal income tax liability given to K Reynolds, as representative of the Stockholders, prior to the expiration of the applicable period of limitations.

                  (b) After the Closing Date, and, in addition to, but separate from, the indemnification contained in Section 4.4(a), K Reynolds shall indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PEC and/or PDC), but after giving effect to insurance recoveries, if any, relating in any way to any of the real and personal properties to be sold to K Reynolds pursuant to the Asset Purchase Agreement referred to in Section 6.1.

         Section 4.5 Repayment of Bank Debt. Prior to the Closing Date, the Stockholders shall cause WEK to repay all indebtedness of WEK for borrowed money including, but not limited to, the loan from Valley Bank of Commerce, and shall cause WEK to file all UCC-1 Termination Statements relating to any security interests held by lenders with regard to such indebtedness.

         Section 4.6 Repayment of Stockholders Indebtedness to WEK. On or prior to the Closing Date, the Stockholders shall pay to WEK all principal and interest on monies borrowed by, or advanced to, them (total principal and interest balance of $160,000 as of the date of this Agreement).

         Section 4.7 Certain Tax Matters.

                  (a) For each taxable period of WEK that ends before the Closing Date, the Stockholders shall cause, at their expense, to be timely prepared and filed with the appropriate authorities all tax returns of WEK and shall cause to be paid by the parties responsible therefor all taxes when due. PEC shall cause, at its expense, to be prepared and filed all tax returns for WEK for tax periods not described in the immediately foregoing sentence, and WEK or PEC shall pay all taxes required to be paid for such periods.

                  (b) The Stockholders, WEK, PEC and PDC reasonably and in good faith shall cooperate with each other in preparing and filing all tax returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of such tax returns.

                  (c) The Stockholders shall be responsible at their expense for causing to be filed any amended tax returns of WEK for taxable periods ending prior to the Closing Date which are required as a result of an examination or adjustments made by taxing authorities, and for causing to be paid by the parties responsible therefor when due any taxes resulting therefrom. Any such amended returns shall be furnished to PEC for approval (which approval shall not be unreasonably withheld), signature and filing at least ten (10) business days prior to the due date for the filing of such amended returns.

                  (d) If a claim is made by any taxing authority:

                           (i) For any taxable period ending on or before the
                  Closing Date, the Stockholders shall control the proceedings taken in connection with such claim; and

                           (ii) For any taxable period ending after the Closing
                  Date, PEC shall control the proceedings taken in connection with such claim.

         Subject to the immediately foregoing clauses (i) and (ii), the parties reasonably and in good faith shall cooperate with each other in the contesting of any tax claim, and shall keep each other fully apprised of the status of such claims. Notwithstanding any of the foregoing to the contrary, WEK and PEC shall not without the prior written approval of the Stockholders (1) agree to an extension of the statute of limitations with respect to any taxable period of WEK ending before the Closing Date or (2) amend any tax return of WEK for any taxable period of WEK ending before the Closing Date.

                                   ARTICLE V

                   CONDITIONS PRECEDENT TO THE STOCK PURCHASE

         Section 5.1 Conditions to Each Party's Obligation to Effect the Stock Purchase. The respective obligations of each party to effect the Stock Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the Closing Date of the following condition:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Stock Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                  (b) Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Annex B shall have been executed and delivered by the Stockholders and PEC.

         Section 5.2 Conditions to Obligation of the Stockholders to Effect the Stock Purchase. The obligation of the Stockholders to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions; provided that the Stockholders may waive any of such conditions in their sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. PEC and PDC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of PEC and PDC contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date.

                  (b) Officers' Certificate. PEC and PDC shall have furnished to the Stockholders a certificate, dated the Closing Date, signed by the appropriate officers of PEC and PDC, certifying to the effect that to the best of the knowledge and belief of PEC and PDC, the conditions set forth in Section 5.1 and this Section 5.2(a) have been satisfied in full.

                  (c) Payment of Purchase Price. PDC shall have made delivery of the Purchase Consideration as provided in Section 1.2 of this Agreement.

         Section 5.3 Conditions to Obligations of PEC and PDC to Effect the Stock Purchase. The obligations of PEC and PDC to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, provided that PDC may waive any such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. The Stockholders shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of the Stockholders contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Closing Date.

                  (b) Officers' Certificate. The Stockholders shall have furnished to PEC and PDC a certificate, dated the Closing Date, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 5.1 and this
         Section 5.3(a) have been satisfied.

                  (c) Opinion of J.W. Neal, Esquire. PEC and PDC shall have received an opinion of counsel from J.W. Neal, Esquire, counsel to WEK and the Stockholders, dated the Closing Date, substantially to the effect that:

                           (i) The incorporation, existence, good standing and
                  capitalization of WEK are as stated in this Agreement; the authorized shares of WEK Stock are as stated in this Agreement; all outstanding shares of WEK Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating WEK to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                           (ii) This Agreement and the respective
                  Non-Competition Agreements have been duly authorized, executed and delivered by each of the Stockholders, and (assuming the due and valid authorization, execution and delivery by PDC) constitutes the legal, valid and binding agreements of them enforceable against them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution and performance by the
                  Stockholders of this Agreement will not violate the Articles of Incorporation or By-laws of WEK and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which WEK or any of the Stockholders is a party or to which they or any of their properties or assets may be bound.

                           (iv) To the knowledge of such counsel, there are no
                  actions, suits or proceedings, pending or threatened against or affecting WEK or any of the Stockholders by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                           (v) To the knowledge of such counsel, no consent,
                  approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of WEK or any of the Stockholders for consummation of the transactions contemplated by this Agreement.

                           (vi) Each Non-Competition Agreement between PDC and
                  each of K Reynolds and G Chappell constitutes the legal, valid and binding agreement of him enforceable against him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         In rendering such opinion, counsel for WEK and the Stockholders may rely as to matters of fact upon the representations of officers of WEK and of the Stockholders contained in any certificate delivered to such counsel and certificates of public officials.

                  Such opinion shall be limited to the laws of the United States of America and the State of New Mexico.

                  (d) Officer and Director Resignation Letters. PDC shall have received a resignation letter dated the Closing Date from each of the directors and officers of WEK.

                  (e) WEK Stock Certificates. PEC shall have received all of the WEK Stock certificates from the stockholders of WEK duly endorsed to PEC.

                  (f) Investment Representation Letter. Each of the Stockholders shall have executed and delivered the investment representation letter in the form attached hereto as Annex C.

                  (g) Non-Competition Agreement. Each of the Stockholders shall have executed and delivered a Non-Competition in the form attached hereto as Annex D-1 and Annex D-2, respectively.

                  (h) Selling Stockholder Questionnaire. Each of the Stockholders shall have completed, executed and delivered a Selling Stockholder Questionnaire in the form attached hereto as Annex E-1 and Annex E-2, respectively.

                                   ARTICLE VI

                             POST CLOSING COVENANTS

         Section 6.1 Sale of Assets to Stockholders. PEC and PDC and the Stockholders covenant and agree that, immediately following the Closing Date, they will cause the execution, delivery and performance of the Asset Purchase Agreement in the form attached hereto as Annex A to this Agreement.

         Section 6.2 Registration Statement. Promptly following the Closing, but in no event later than two business days following the Closing Date, PEC shall execute and file a Registration Statement on Form S-3 with the SEC relating to resale of the PEC Shares.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to PEC or PDC, to

                              Patterson Energy, Inc.
                              4510 Lamesa Highway
                              P.O. Drawer 1416
                              Snyder, Texas   79549
                              Attention: Cloyce A. Talbott
                                         Chairman and Chief Executive Officer

                      with copies to:

                              Thomas H. Maxfield, Esq.
                              Baker & Hostetler LLP
                              303 East 17th Avenue, Suite 1100
                              Denver, Colorado 80203-1264

                  (c) if to the Stockholders, to

                              Ken Reynolds
                              13 Hawthorn
                              Midland, Texas 79705

                      with copies to:

                              Ken Reynolds
                              Box 2055
                              Roswell, New Mexico 88202
                              and

                              Gary Chappell
                              4305 Lehigh
                              Midland, Texas 79707

                      with copies to:

                              J.W. Neal, Esq.
                              214 W. Cain
                              Hobbs, New Mexico 88241

         Section 7.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof", "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 7.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 7.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the Stockholders and WEK hereto may rely upon the representations and warranties of the Stockholders contained herein and in the certificates delivered pursuant to Sections 5.3(b) and (c).

         Section 7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Mexico, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 7.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any District Court in Chavez or Eddy County, New Mexico.

         IN WITNESS WHEREOF, PEC and PDC and each of the Stockholders have executed this Agreement as of the date first written above.

                                       PEC:

                                       PATTERSON ENERGY, INC.


                                       By: /s/ CLOYCE A. TALBOTT
                                          --------------------------------------
Attest:                                   Cloyce A. Talbott
                                          Chief Executive Officer
/s/ JONATHAN D. NELSON
----------------------------------
Jonathan D. Nelson, Secretary
                                       PDC:

                                       PATTERSON DRILLING COMPANY LP,
                                       LLLP


                                       By: /s/ A. GLENN PATTERSON
                                          --------------------------------------
Attest:                                   A. Glenn Patterson
                                          President
/s/ JONATHAN D. NELSON
----------------------------------
Jonathan D. Nelson, Secretary
                                       STOCKHOLDERS:

                                       K REYNOLDS

                                       /s/ KENNETH REYNOLDS
                                       -----------------------------------------
                                       Kenneth Reynolds

                                       G CHAPPELL

                                       /s/ GARY CHAPPELL
                                       -----------------------------------------
                                       Gary Chappell

                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 31st day of March, 2000, by and between Kenneth Reynolds, an individual residing in the State of Texas ("Buyer"), and WEK Drilling Company, Inc., a New Mexico corporation ("WEK" or the "Seller").


                                    RECITALS

         A. Patterson Drilling Company LP, LLLP, a Delaware registered limited liability limited partnership ("PDC"), and the former stockholders of Seller are parties to the Stock Purchase Agreement dated as of March 31, 2000 ("Stock Purchase Agreement") pursuant to which PDC purchased on this date all of the outstanding shares of capital stock of Seller.

         B. Pursuant to the Stock Purchase Agreement, immediately following the Stock Purchase, Seller has agreed to sell, and Buyer has agreed to purchase certain specified assets of Seller which assets were owned by Seller prior to the Stock Purchase (the "Assets").

         C. Buyer desires to purchase and Seller desires to sell the Assets (as defined herein).


                                   AGREEMENTS

         In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

         1. Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, transfer, assign and deliver AS IS to Buyer, and Buyer shall purchase and accept from Seller, AS IS, the assets set forth on Schedule I attached hereto (collectively, the "Assets").

         2. Assumption of Liabilities. Buyer shall assume all fixed or contingent liabilities or obligations arising out of or connected in any way with the Assets.

         3. Purchase Price. As consideration for the Assets, Buyer shall pay to Seller the sum of $1 million ("Purchase Price"), all of which shall be due and payable at Closing (as defined below). The Purchase Price shall be allocated as set forth above on Schedule I with such allocation to be used by the parties in reporting the transaction contemplated hereby for federal, state, county and local tax purposes.

         4. Sales or Transfer Taxes. Buyer agrees that, promptly following written notice from Seller, he will reimburse WEK for any and all state or local sales, transfer or use taxes incurred by Seller in connection with the sale of the Assets pursuant to this Agreement.



                                     AX A-1

         5. Real Estate Taxes. Seller and Buyer hereby agree to pro rate all state and local real estate taxes payable with respect to the sale of the Assets pursuant to this Agreement with K Reynolds paying three-fourths of all such taxes and WEK paying the remaining one-fourth.

         6. Closing.

                  (a) Time and Place. The Closing shall take place at 10:00 a.m.
         (CST) on March 31, 2000, at the former offices of Seller in Roswell, New Mexico, or at such other time or location as the parties may mutually agree.

                  (b) Seller's Deliveries. At Closing, Seller shall deliver to Buyer the following:

                           (1) A Bill of Sale in substantially the form attached
                  hereto as Exhibit A, duly executed by Seller.

                           (2) Deeds without Warranty for the real property and
                  improvements set forth on Schedule I in substantially the form attached hereto as Exhibit C in the case of the New Mexico property and Exhibit B in the case of the Texas property, duly executed by Seller.

                           (3) Certificates of Title for each of the boats and
                  trailers and for the motor vehicles listed in Schedule I.

                  (c) Buyer's Deliveries. At Closing, Buyer shall deliver the Purchase Price to Seller.

         7. Disclaimer of Warranties. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Seller transfers to Buyer, and Buyer accepts from Seller, the Assets AS IS without any warranties or representations thereon.

         8. Miscellaneous.

                  (a) Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

                  (b) Notices. Unless otherwise specified in this Agreement all notices, including change of address notices, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed as follows:

                           Buyer:           Kenneth Reynolds
                                            Box 2055
                                            Roswell, New Mexico  88202
                                            Telephone: (505) 623-5070



                                     AX A-2

                           Seller:          WEK Drilling Company, Inc.
                                            4510 Lamesa Highway
                                            P.O. Drawer 1416
                                            Synder, Texas  79549
                                            Telephone: (915) 573-1104

                  (c) Binding Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance, or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section, may at the election of Buyer or Seller be solely and finally settled by binding arbitration conducted in Artesia, New Mexico, or if arbitration cannot be conducted in such location, then at such other location as the parties may mutually agree, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association ("AAA"), or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the State or Federal Court having jurisdiction thereof. Either of the parties may demand arbitration by written notice to the other and to the AAA ("Demand for Arbitration"). The arbitrator(s) shall conduct the arbitration in a manner in accordance with the Federal Arbitration Act U.S.C. Section 1 et seq. and the rules of the AAA. The parties intend that this agreement to arbitrate be valid, enforceable, and irrevocable.

                  (d) Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Mexico, without regard to the conflict of laws principles of such State.

                  (e) Risk of Loss. All risk of loss to the Assets shall be borne by Buyer, whether prior to or after the Closing.

                  (f) Waiver. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

                  (g) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute but one and the same instrument.

                  (h) Entirety. This Agreement embodies the entire understanding and agreement between the parties relative to its subject matter, and there are no understandings, agreements, conditions, or representations, oral or written, express or implied, with reference to such subject matter that are not merged in or superseded by this Agreement. This Agreement may be modified only by a writing signed by both parties.

                  (i) Headings. The headings to Sections of this Agreement are for convenience of reference only and do not form a part of this Agreement, and shall not in any way affect the interpretation of this Agreement.



                                     AX A-3

                  (j) No Brokers. Neither party has utilized any brokers in connection with this transaction.

                  (k) Further Assurances. Each party shall cooperate fully with the other and execute such further instruments, documents, and agreements and give such further written assurances, as may be reasonably requested by the other to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       SELLER:

                                       WEK DRILLING COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott, President


                                       BUYER:


                                       -----------------------------------------
                                       Kenneth Reynolds



                                     AX A-4

                                   SCHEDULE I

                                   ALLOCATION
                                       OF
                                 PURCHASE PRICE


         Account Receivable - K Reynolds                                                $ 160,000
         Cash Value - Life Insurance                                                      173,719
         Investment in Pecos Air                                                           44,480
         Building:
                  Leasehold Improvements                                                   28,183
                  Heat Pumps                                                                7,821
                  Land - Midland                                                           25,000
                  Carport                                                                  10,044
                  Carport                                                                  13,711
                  Building - Midland                                                      230,000
         Building - Artesia:
                  Building                                                                 48,637
                  Land                                                                      7,000
                                                                                       ----------
                                                     Subtotal                          $  752,595
         Office Equipment                                                                  73,179
         Computer Equipment                                                                18,656
                                                                                       ----------
                                                     Subtotal                          $  844,430
         Automobiles:
           167    1994 Dodge Pickup                                                         2,200
           163    1992 Dodge Pickup                                                            10
           136    1989 Ford F-350 Pickup (Welder)                                              10
           152    1995 Chevrolet Blazer                                                    14,400
           165    1998 Mercedes ML320                                                      30,400
           142    1999 Mercedes CLK430                                                     44,700
           172    1999 Mercedes CLK320                                                     36,400
           124    Boat, Motor and Trailer                                                      10
           125    Boat, Motor and Trailer                                                      10
           112    Ford Tractor                                                                 10
           145    1983 Suburban                                                                10
           133    1981 Aztec Trailer                                                           10
           175    2000 Ford Expedition                                                     27,400
                                                                                       ----------
                                                     Totals                            $1,000,000
                                                                                       ==========



                                     SCH-1

                                    EXHIBIT A

                                  BILL OF SALE


         Pursuant to that certain Stock Purchase Agreement dated March 31, 2000, by and between Kenneth Reynolds ("Buyer") and WEK Drilling Company, Inc., a New Mexico corporation ("Seller"), Seller, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby transfer, convey, sell, assign and deliver AS IS to Buyer, the following assets:

                         Office Equipment and Computer Equipment
                         167      1994 Dodge Pickup
                         163      1992 Dodge Pickup
                         136      1989 Ford F-350 Pickup (Welder)
                         152      1995 Chevrolet Blazer
                         165      1998 Mercedes ML320
                         142      1999 Mercedes CLK430
                         172      1999 Mercedes CLK320
                         124      Boat, Motor and Trailer
                         125      Boat, Motor and Trailer
                         112      Ford Tractor
                         145      1983 Suburban
                         133      1981 Aztec Trailer
                         175      2000 Ford Expedition

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed on March 31, 2000.

                                       SELLER

                                       WEK DRILLING COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott, President



                                    EXH A-1

                                    EXHIBIT B

                              DEED WITHOUT WARRANTY


Date:    March 31, 2000


Grantor (including address):           WEK Drilling Company, Inc.
                                       4510 Lamesa Highway
                                       P.O. Drawer 1416
                                       Snyder, Texas   79549



Grantee (including address):           Kenneth Reynolds
                                       Box 2055
                                       Roswell, New Mexico  88202


Consideration:                         $10 and other consideration


Property:                              Being Lot Seven (7), Block Eight (8),
                                       Saddle Club Estates, an addition to the
                                       City of Midland, Midland County, Texas,
                                       according to the map or plat thereof of
                                       record in Plat Cabinet C/44, Plat Records of Midland County, Texas


Reservations From and Exceptions to Conveyance:

         This deed is without any warranties, express or implied, and is subject to any and all matters of record, including, without limitation, any and all parties in possession, restrictions, covenants, and/or outstanding mineral reservations, rights and/or royalties, and any and all zoning laws, regulations, or ordinances of any municipal and/or other governmental authority, if any.


Grantor, for the consideration and subject to the reservations from and exceptions to conveyance, conveys to Grantee the property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold it to Grantee, Grantee's heirs, successors or assigns forever, without express or implied warranty; and all warranties that might arise by common law and the warranties in Section 5.023 of the Texas Property Code (or its successor) are excluded.

         When the context requires, singular nouns and pronouns include the plural.



                                    EXH B-1

         IN WITNESS WHEREOF Grantor has executed this deed on the date set forth above.

                                       WEK DRILLING COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott, President

STATE OF NEW MEXICO
COUNTY OF EDDY

         This instrument was acknowledged before me on the ______ day of March, 2000, by Cloyce A. Talbott, President of WEK Drilling Company, Inc., a New Mexico corporation, on behalf of said corporation.


                                       -----------------------------------------
                                       Notary Public, State of New Mexico

                                       Notary's commission expires:
                                                                   -------------






AFTER RECORDING RETURN TO:

Kenneth Reynolds
Box 2055
Roswell, New Mexico  88202



                                     EXH B-2

                                    EXHIBIT C

                              DEED WITHOUT WARRANTY


Date:    March 31, 2000


Grantor (including address):                WEK Drilling Company, Inc.
                                            4510 Lamesa Highway
                                            P.O. Drawer 1416
                                            Snyder, Texas   79549



Grantee (including address):                Kenneth Reynolds
                                            Box 2055
                                            Roswell, New Mexico  88202


Consideration:                              $10 and other consideration


Property:                                   Lots 6, 7 and 8 of Artesia View
                                            Subdivision of part of the SE1/4 of
                                            Section 17, Township 17 South, Range
                                            27 East, N.M.P.M., as the same
                                            appear on the official plat on file
                                            in the County Clerks office, Eddy
                                            County, New Mexico, EXCEPTING all
                                            oil, gas and other mineral in and
                                            under said land.


Reservations From and Exceptions to Conveyance:

         This deed is without any warranties, express or implied, and is subject to any and all matters of record, including, without limitation, any and all parties in possession, restrictions, covenants, and/or outstanding mineral reservations, rights and/or royalties, and any and all zoning laws, regulations, or ordinances of any municipal and/or other governmental authority, if any.


Grantor, for the consideration and subject to the reservations from and exceptions to conveyance, conveys to Grantee the property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold it to Grantee, Grantee's heirs, successors or assigns forever, without express or implied warranty; and all warranties that might arise by common law are excluded.

         When the context requires, singular nouns and pronouns include the plural.



                                    EXH C-1

         IN WITNESS WHEREOF Grantor has executed this deed on the date set forth above.

                                       WEK DRILLING COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott, President

STATE OF NEW MEXICO
COUNTY OF EDDY

         This instrument was acknowledged before me on the ______ day of March, 2000, by Cloyce A. Talbott, President of WEK Drilling Company, Inc., a New Mexico corporation, on behalf of said corporation.


                                       -----------------------------------------
                                       Notary Public, State of New Mexico

                                       Notary's commission expires:
                                                                   -------------






AFTER RECORDING RETURN TO:

Kenneth Reynolds
Box 2055
Roswell, New Mexico  88202



                                    EXH C-2

                                                                         ANNEX B

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made and entered into this 31st day of March, 2000, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and KENNETH REYNOLDS and GARY CHAPPELL (collectively, the "Stockholders").

         A. Pursuant to that certain Stock Purchase Agreement dated of even date herewith ("Purchase Agreement") by and among PEC, Patterson Drilling Company LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC ("PDC"), and the Stockholders, PEC has agreed to issue a total of __________ shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock") as partial consideration for the purchase by PDC of the outstanding capital stock of WEK Drilling Company, Inc., all of which stock is owned by the Stockholders.

         B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Stock Purchase Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

                  "Holders" shall mean the Stockholders.

                  "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incident to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees



                                     AX B-1
         performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

                  "Restricted Shares" shall include Common Stock issued or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

                  "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         2. Restrictions on Transfer. The Restricted Shares were acquired by the respective Stockholders from PEC for investment for their own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of the Stockholders acknowledges that the Restricted Shares are "restricted securities" within the meaning of the Securities Act.

         3. Restricted Shares - Registration Under Securities Act, etc.

                  3.1 Registration.

                  (a) Filing. Promptly following the execution of this Agreement and the contemporaneous closing of the transaction contemplated by the Purchase Agreement, but in no event later than two business days following the date of this Agreement, PEC shall file a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its best efforts to have the Form S-3 declared effective.

                  (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

                  3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

                  (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by the Stockholders, or (ii) the expiration of twelve (12) months after such effective date and furnish to each of the Stockholders prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which either of the Stockholders shall have reasonably objected on the grounds that such amendment or


                                     AX B-2
supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (b) furnish to each of the Stockholders one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as either or both of the Stockholders may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such Stockholders may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as either or both of the Stockholders may reasonably request;

                  (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as either or both of the Stockholders shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Restricted Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (d) immediately notify the Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or Form S-3 to comply with law, and at the request of the Stockholders, prepare and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law;

                  (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.



                                     AX B-3

         4. Indemnification.

                  4.1 Indemnification by PEC. PEC will, and hereby does, indemnify and hold harmless each of the Stockholders against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which the respective Stockholders may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse the respective Stockholders for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to PEC by either or both of the Stockholders for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholders and shall survive the transfer of such securities by either or both of the Stockholders. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by either or both of the Stockholders.

                  4.2 Indemnification by the Stockholders. In the event of any registration of any securities of PEC under the Securities Act (pursuant to which either or both of the Stockholders sells Restricted Shares covered by such registration statement), the Stockholders will, and each of them hereby does, severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign such registration statement and each other person, if any, who controls PEC within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to PEC for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by the Stockholders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by either or both of the Stockholders.

                  4.3 Notice of Claims, etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which



                                     AX B-4
indemnity may be sought pursuant to this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  4.4 Indemnification Unavailable. If the indemnification provided for in this Section 4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of the respective Stockholders under this Section 4.4 shall be limited to the net proceeds received by each such Stockholder.

                  4.5 No Settlement, etc. No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that



                                     AX B-5
does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

                  4.6 Indemnity Operative and in Full Force. The indemnity and contribution agreements contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         5. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of the holder or holders of at least 51% or more of the Restricted Shares.

         6. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

                  6.1 if to the respective Stockholders, at the address shown on stock transfer books of PEC or such other address as either of the Stockholders has advised PEC in writing, and

                  6.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to the Stockholders.

         7. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the respective Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       PEC:

                                       PATTERSON ENERGY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott
                                          Chief Executive Officer

                                       STOCKHOLDERS:


                                       -----------------------------------------
                                       Kenneth Reynolds



                                       -----------------------------------------
                                       Gary Chappell



                                     AX B-6

                                                                         ANNEX C

                        INVESTMENT REPRESENTATION LETTER


                                 March 31, 2000


Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


         This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the transaction contemplated by the Stock Purchase Agreement among PEC, Patterson Drilling Company LP, LLLP ("PDC") and Kenneth Reynolds and Gary Chappell (collectively, the "Stockholders"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

         1. Representations and Warranties.

         Each of the undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. Each of the undersigned has been furnished a copy of the Memorandum, dated March 29, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 2000 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, (i) the statements in the Memorandum relating to taxation of the Stock Purchase and lack of free transferability of the PEC Common Stock to be issued by PEC as consideration for the Stock Purchase, and (ii) the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. Each of the undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as partial consideration for the Stock Purchase.

                  c. Each of the undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Common Stock and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. Each of the undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. Each of the undersigned therefore acknowledges that in



                                     AX C-1
no event may it sell or otherwise transfer the PEC Common Stock without registration under the Act (see paragraph (g) below).

                  e. Each of the undersigned represents that he will acquire the PEC Common Stock for his own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock will be predicated upon the undersigned's lack of such intention.

                  f. Each of the undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. Each of the undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock.

                  h. Each of the undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Annex B to the Stock Purchase Agreement, PEC is under no obligation to register the PEC Common Stock for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. If other than a natural person, each of the undersigned was not organized for the specific purpose of acquiring the PEC Common Stock.

                  j. Each of the undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock.

                  k. Each of the undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.

         2. Indemnification.

         Each of the undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by each of the undersigned herein.



                                     AX C-2

         3. Survival.

         All representations, warranties and covenants contained in this letter shall survive the closing of the Stock Purchase.

                                       Very truly yours,


                                       -----------------------------------------
                                       Kenneth Reynolds


                                       -----------------------------------------
                                       Gary Chappell



                                     AX C-3

                                                                       ANNEX D-1

                       PATTERSON DRILLING COMPANY LP, LLLP

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT is made and entered into this 31st day of March, 2000 (this "Agreement"), by and between PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership ("PDC"), and Kenneth Reynolds, an individual residing in Roswell, New Mexico ("K Reynolds").

                                    RECITALS:

         A. Simultaneously with the execution of this Agreement, PDC has entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), among PEC, PDC, Gary Chappell and K Reynolds, providing for, among other things, the purchase by PDC of all of the outstanding shares of capital stock of WEK Drilling Company, Inc., a New Mexico corporation.

         B. The execution and delivery of this Agreement is a condition to the consummation of the Stock Purchase contemplated by the Stock Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Period of Agreement.

                  The period of this Agreement shall commence on the date hereof and remain in effect through March 31, 2005, unless sooner terminated as the result of the death of K Reynolds (the "Non-Compete Period").

         2. Covenant Not to Compete.

                  (a) K Reynolds covenants and agrees that during the Non-Compete Period, K Reynolds shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that K Reynolds may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are



                                    AX D-1-1
registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which K Reynolds is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which K Reynolds is in breach of the terms of this section.

                  (b) It is understood by and between the parties hereto that the foregoing covenant by K Reynolds not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Stock Purchase Agreement and that, but for the agreement of K Reynolds to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Stock Purchase Agreement. PDC and K Reynolds have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. K Reynolds agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on K Reynolds.

                  (c) Notwithstanding the terms and provisions of Section 2(a) above, it is expressly understood that K Reynolds shall be free to participate, own, manage and operate an existing drilling company known as "Rod Ric Corp". Such company is presently operating in Texas and New Mexico with five drilling rigs capable of drilling shallow oil and gas wells to a depth of 7,500 feet and occasionally to a depth of 9,000 feet. The participation by K Reynolds shall not be a violation of this agreement and PDC specially consents to such association by K Reynolds with such drilling company.

         3. Restrictions on Soliciting Business of PDC.

                  K Reynolds further covenants and agrees that during the Non-Compete Period, K Reynolds will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                  (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing;

                  (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 3 hereof; or

                  (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.



                                    AX D-1-2

         4. Specific Performance.

                  Without intending to limit the remedies available to PDC, K Reynolds acknowledges that PDC will have no adequate remedies at law if K Reynolds violates the terms of Section 3 or 4, hereof. In such event, K Reynolds agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from K Reynolds. The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

         5. Attorneys Fees and Costs.

                  If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

         6. Representations and Warranties of PDC and K Reynolds.

                  (a) Representations and Warranties of PDC. PDC hereby represents and warrants to K Reynolds that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                  (b) Representations and Warranties of K Reynolds. K Reynolds hereby represents and warrants to PDC that: (i) K Reynolds has the capacity and power to enter into and perform obligations of K Reynolds under this Agreement;
(ii) K Reynolds has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of K Reynolds hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of K Reynolds.

         7. General Provisions.

                  (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                  (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations



                                    AX D-1-3
among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                  (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be the District Court in Eddy or Chavez County, New Mexico, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                  (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                  (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of K Reynolds, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 7(e).

                  (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                  (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                  (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may



                                    AX D-1-4
hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                          To PDC:

                                 Patterson Drilling Company LP, LLLP
                                 4510 Lamesa Highway
                                 P.O. Drawer 1410
                                 Snyder, Texas 79550
                                 Facsimile: (915) 573-0281
                                 Attention: Cloyce A. Talbott
                                            Chairman and Chief Executive Officer

                          To K Reynolds:

                                 Box 2055
                                 Roswell, New Mexico 88202
                                 Facsimile:
                                           ---------------

                          with copies to:

                                 J. W. Neal, Esq.
                                 Box 278
                                 Hobbs, New Mexico 88241
                                 Facsimile: (505) 397-7405

                  (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                       PATTERSON DRILLING COMPANY LP,
                                       LLLP


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott
                                          Chief Executive Officer

                                       K REYNOLDS


                                       -----------------------------------------
                                       Kenneth Reynolds



                                    AX D-1-5

                                                                       ANNEX D-2

                       PATTERSON DRILLING COMPANY LP, LLLP

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT is made and entered into this 31st day of March, 2000 (this "Agreement"), by and between PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership ("PDC"), and Gary Chappell, an individual residing in Midland, Texas ("G Chappell").

                                    RECITALS:

         A. Simultaneously with the execution of this Agreement, PDC has entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), among PEC, PDC, Kenneth Reynolds and G Chappell, providing for, among other things, the purchase by PDC of all of the outstanding shares of capital stock of WEK Drilling Company, Inc., a New Mexico corporation.

         B. The execution and delivery of this Agreement is a condition to the consummation of the Stock Purchase contemplated by the Stock Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Period of Agreement.

                  The period of this Agreement shall commence on the date hereof and remain in effect through March 31, 2005, unless sooner terminated as the result of the death of G Chappell (the "Non-Compete Period").

         2. Covenant Not to Compete.

                  (a) G Chappell covenants and agrees that during the Non-Compete Period, G Chappell shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that G Chappell may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if:



                                    AX D-2-1

(A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which G Chappell is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which G Chappell is in breach of the terms of this section.

                  (b) It is understood by and between the parties hereto that the foregoing covenant by G Chappell not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Stock Purchase Agreement and that, but for the agreement of G Chappell to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Stock Purchase Agreement. PDC and G Chappell have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. G Chappell agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on G Chappell.

                  (c) Notwithstanding the terms and provisions of Section 2(a) above, it is expressly understood that G Chappell shall be free to participate, own, manage and operate an existing drilling company known as "Rod Ric Corp". Such company is presently operating in Texas and New Mexico with five drilling rigs capable of drilling shallow oil and gas wells to a depth of 7,500 feet and occasionally to a depth of 9,000 feet. The participation by G Chappell shall not be a violation of this agreement and PDC specially consents to such association by G Chappell with such drilling company.

         3. Restrictions on Soliciting Business of PDC.

                  G Chappell further covenants and agrees that during the Non-Compete Period, G Chappell will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                  (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing;

                  (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 3 hereof; or

                  (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.



                                    AX D-2-2

         4. Specific Performance.

                  Without intending to limit the remedies available to PDC, G Chappell acknowledges that PDC will have no adequate remedies at law if G Chappell violates the terms of Section 3 or 4, hereof. In such event, G Chappell agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from G Chappell. The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

         5. Attorneys Fees and Costs.

                  If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

         6. Representations and Warranties of PDC and G Chappell.

                  (a) Representations and Warranties of PDC. PDC hereby represents and warrants to G Chappell that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                  (b) Representations and Warranties of G Chappell. G Chappell hereby represents and warrants to PDC that: (i) G Chappell has the capacity and power to enter into and perform obligations of G Chappell under this Agreement;
(ii) G Chappell has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of G Chappell hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of G Chappell.

         7. General Provisions.

                  (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                  (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations



                                    AX D-2-3
among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                  (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be the District Court in Eddy or Chavez County, New Mexico, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                  (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                  (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of G Chappell, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 7(e).

                  (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                  (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                  (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may



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

hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                          To PDC:

                                 Patterson Drilling Company LP, LLLP
                                 4510 Lamesa Highway
                                 P.O. Drawer 1410
                                 Snyder, Texas 79550
                                 Facsimile: (915) 573-0281
                                 Attention: Cloyce A. Talbott
                                            Chairman and Chief Executive Officer

                          To G Chappell:

                                 4305 Lehigh
                                 Midland, Texas 79707
                                 Facsimile:
                                           ---------------

                          with copies to:

                                 J. W. Neal, Esq.
                                 Box 278
                                 Hobbs, New Mexico 88241
                                 Facsimile: (505) 397-7405

                  (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                       PATTERSON DRILLING COMPANY LP,
                                       LLLP


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott
                                          Chief Executive Officer

                                       G CHAPPELL


                                       -----------------------------------------
                                       Gary Chappell



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